Exhibit 1.4

WHITESTONE REIT
Up To $50,000,000 Common Shares of Beneficial Interest
EQUITY DISTRIBUTION AGREEMENT
Dated: June 19, 2013

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EXHIBITS
Exhibit A    –    Form of Placement Notice
Exhibit B    –    Authorized Individuals for Placement Notices and Acceptances
Exhibit C    –    Compensation
Exhibit D    –    Subsidiaries of the Company
Exhibit E-1    –    Form of Opinion of Company Counsel
Exhibit E-2     –    Form of Opinion of Company Counsel - Maryland
Exhibit E-3    –    Form of Opinion of Company Counsel - Tax
Exhibit F    –    Officer Certificate of Company
Exhibit G    –    Issuer Pricing Free Writing Prospectus

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WHITESTONE REIT

Up to $50,000,000 Common Shares of Beneficial Interest

EQUITY DISTRIBUTION AGREEMENT

June 19, 2013
Wunderlich Securities, Inc.
6000 Poplar Avenue, Suite 150
Memphis, Tennessee 38119

Ladies and Gentlemen:

Whitestone REIT, a Maryland real estate investment trust (the “Company”) and Whitestone REIT Limited Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), each confirms its agreement (this “Agreement”) with Wunderlich Securities, Inc. (“Wunderlich Securities”), as follows:

SECTION 1. Description of Securities.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through or to Wunderlich Securities, acting as agent and/or principal, shares (the “Securities”) of the Company’s common shares of beneficial interest, par value $0.001 per share (the “Common Shares”) having an aggregate sale price of up to $50,000,000 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the number and aggregate sale price of the Securities issued and sold under this Agreement or any Alternative Distribution Agreements (as defined below) shall be the sole responsibility of the Company, and Wunderlich Securities shall have no obligation in connection with such compliance. The issuance and sale of the Securities through Wunderlich Securities will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Securities. The Company agrees that whenever it determines to sell Securities directly to Wunderlich Securities as principal it will enter into a separate written agreement in form and substance satisfactory to both the Company and Wunderlich Securities containing the terms and conditions of such sale.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-182667), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to Wunderlich Securities, for use by Wunderlich Securities, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the Securities Act (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the “new effective date” of the Registration Statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.

The Company and the Operating Partnership have also entered into four (4) separate equity distribution agreements (each an “Alternative Distribution Agreement” and, collectively, the “Alternative Distribution Agreements”) each dated as of the date hereof, with Wells Fargo Securities, LLC, BMO Capital Markets Corp., JMP Securities LLC, and Ladenburg Thalmann & Co. Inc., respectively (each, an “Alternative Placement Agent” and together with Wunderlich Securities, the “Placement Agents”). The aggregate offering price of the Securities that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Amount. The Company agrees that whenever it determines to sell Securities directly to an Alternative Placement Agent as principal it will enter into a separate written agreement in form and substance satisfactory to both the Company and the Alternative Placement Agent covering such sale.
SECTION 2.    Placements.

Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify Wunderlich Securities by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from Wunderlich Securities set forth on Exhibit B, as such Exhibit B may be amended from time to time. If Wunderlich Securities wishes to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, Wunderlich Securities will, prior to 8:30 a.m. (New York City time) on the Business Day following the Business Day on which such Placement Notice is delivered to Wunderlich Securities, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and Wunderlich Securities set forth on Exhibit B) setting forth the terms that Wunderlich Securities is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or Wunderlich Securities until the Company delivers to Wunderlich Securities an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and Wunderlich Securities set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of Wunderlich Securities’ acceptance of the terms of the Placement Notice or upon receipt by Wunderlich Securities of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 13 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to Wunderlich Securities in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. It is expressly acknowledged and agreed that neither the Company nor Wunderlich Securities will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to Wunderlich Securities and either (i) Wunderlich Securities accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

SECTION 3.    Sale of Placement Securities by Wunderlich Securities.

Subject to the provisions of Section 6(a), Wunderlich Securities, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Wunderlich Securities will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to Wunderlich Securities pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by Wunderlich Securities (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), Wunderlich Securities may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the New York Stock Exchange (the “NYSE”), on any other existing trading market for the Common Shares or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), Wunderlich Securities may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions. The Company acknowledges and agrees that (i) there can be no assurance that Wunderlich Securities will be successful in selling Placement Securities, and (ii) Wunderlich Securities will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by Wunderlich Securities to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which Common Shares are purchased and sold on the principal market on which the Common Shares are listed or quoted.

SECTION 4.    Suspension of Sales. The Company or Wunderlich Securities may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities by Wunderlich Securities; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice or any Placement Securities sold under an Alternative Distribution Agreement. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.

SECTION 5.    Representations and Warranties.

(a)    Representations and Warranties by the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent and warrant to Wunderlich Securities as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement, as of each Applicable Time and as of each Settlement Date (as defined below), and agrees with Wunderlich Securities, as follows:
(1)    Compliance with Registration Requirements. The Securities have been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement has become effective under the Securities Act, or, with respect to any registration statement to be filed to register the offer and sale of the Securities pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”), will be filed with the Commission and become effective under the Securities Act prior to the time of any sale of Securities pursuant to such Rule 462(b) Registration Statement, and no stop order preventing or suspending the use of any base prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
At the respective times each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or becomes effective and as of the date hereof, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act. The conditions for the use of Form S-3, as set forth in the General Instructions thereto, have been satisfied and the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)). The Registration Statement, as of the date hereof and each effective date with respect thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and Settlement Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The representations and warranties set forth in the immediately preceding paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by Wunderlich Securities expressly for use therein. For purposes of this Agreement, the only information so furnished shall be

Wunderlich Securities’ name and the second paragraph under the caption “Plan of Distribution” (collectively, the “Wunderlich Securities Information”).
The copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments thereto, any other preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements thereto delivered and to be delivered to Wunderlich Securities (electronically or otherwise) in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
Each Issuer Free Writing Prospectus relating to the Securities, as of its issue date and as of each Applicable Time and Settlement Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified, or included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that subsequent time, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by Wunderlich Securities specifically for use therein.
At the time of the initial filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), at the time the Company or another offering participant made a bona fide offer (within the meaning, for this paragraph only, of Rule 164(h)(2) of the Securities Act) and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Securities Act; and, without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.
Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.
(2)    Prior Written Communications. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including without limitation the legending requirement.
(3)    Permitted Free Writing Prospectus. The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities to be sold hereunder by Wunderlich Securities as principal or agent for the Company, other than the Prospectus and any Permitted Free Writing Prospectus reviewed and consented to by Wunderlich Securities.
(4)    The Equity Distribution Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.
(5)    Authorization of the Securities. The Securities to be purchased from the Company by Wunderlich Securities pursuant to this Agreement have been duly and validly authorized for issuance and sale pursuant to this Agreement, when issued and delivered by the Company to Wunderlich Securities pursuant to this Agreement against payment of the consideration set forth herein or in the applicable Placement Notice, will be validly issued, fully paid and nonassessable and free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Securities by the Company is not subject to preemptive or other similar rights arising by operation of law, under the declaration of trust, bylaws or other Organizational Documents of the Company or under any agreement to which the Company or any one of its subsidiaries is a party. The Common Shares conform in all material respects to all descriptions thereof contained in the Registration Statement and the Prospectus.
(6)    No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement or any Alternative Distribution Agreement.
(7)    No Material Adverse Effect. Except as otherwise disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement or the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties described in the Prospectus as owned or leased by the Company or its subsidiaries (the “Properties”), operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company, the Operating Partnership and their respective subsidiaries, considered as one entity (collectively, a “Material Adverse Effect”); (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise; and (iii) except for regular quarterly distributions in amounts per share or per unit that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company or the Operating Partnership, except for dividends paid to the Company or other subsidiaries, on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.
(8)    Independent Accountants. Pannell Kerr Forster of Texas, P.C., who has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent registered public accountants with respect to the Company as required by the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder and by the Public Company Accounting Oversight Board.
(9)    Preparation of the Financial Statements. The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the statement of operations, shareholders’ equity and cash flows for the periods specified. Such financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein as of the dates indicated. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus, if any, present fairly the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus under the Securities Act. All disclosures contained in the Registration Statement or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission's rules and guidelines applicable thereto.
(10)    Good Standing of the Company. The Company has been duly organized and is validly existing as a real estate investment trust in good standing with the State Department of Assessments and Taxation of Maryland (the “SDAT”) and has the requisite power and authority to own, lease and operate its Properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified to transact business as a foreign entity and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in each case where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
(11)    Good Standing of Operating Partnership. The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the state of Delaware, has partnership power and authority to own, lease and operate its Properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to transact business as a foreign partnership and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in each case where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and the Prospectus, the issued and outstanding equity interests of the Operating Partnership (the “OP Units”) have been duly authorized and validly issued, and the OP Units owned by the Company are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding equity interests of the Operating Partnership were issued in violation of the preemptive or similar rights of any securityholder of the Operating Partnership. Except for the equity interests of the Operating Partnership, the Company does not own, directly or indirectly, a material interest in any shares of stock or any other equity or long term debt securities of any corporation or have any equity interest in any firm, corporation, partnership, limited liability company, joint venture, association or other entity. Except for the subsidiaries listed in Exhibit 21 of the Company most recently filed annual report on Form 10‑K and the additional subsidiaries listed on Exhibit D hereto (together which are the only subsidiaries of the Company as of the date of this Agreement), and except as otherwise disclosed in the Prospectus as of the date of this Agreement, the Operating Partnership does not own, directly or indirectly, a material interest in any shares of stock or any other equity or long term debt securities of any corporation or have any equity interest in any firm, corporation, partnership, limited liability company, joint venture, association or other entity.
(12)    Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) , if any, and Whitestone

TRS, Inc. (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) has been duly formed or organized and is validly existing and in good standing under the laws of the jurisdiction of its formation or organization, has entity power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and the Prospectus, the issued and outstanding equity interests of the Significant Subsidiaries have been duly authorized and validly issued and, with the exception of the Operating Partnership and any other Significant Subsidiary that is not a corporation, are, fully paid and nonassessable, and are owned by the Company or a subsidiary of the Company free and clear of any material security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding equity interests of the Significant Subsidiaries were issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.
(13)    Capitalization and Other Capital Stock Matters. The authorized Common Shares are as set forth in the Registration Statement and the Prospectus. The Common Shares (including the Securities) conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. All of the issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid and nonassessable. All of the issued and outstanding Common Shares have been issued in compliance with federal and state securities laws and, to the extent applicable, the requirements of the New York Stock Exchange (“NYSE”), in each case, except as could not reasonably be expected to have a Material Adverse Effect. None of the outstanding Common Shares were issued in violation of any preemptive or other similar rights of any securityholder of the Company. Except as disclosed in the Registration Statement and the Prospectus, (i) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for any Common Shares or any other securities of the Company and (ii) except for OP Units, there are no outstanding equity or debt securities convertible into or exchangeable or exercisable for any shares of beneficial interest of the Company. The description of the Company’s share option, share bonus and other equity and incentive plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.
(14)    Listing. The Securities have been approved for listing on the NYSE, subject only to official notice of issuance.
(15)    Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company, the Operating Partnership nor any of their respective subsidiaries is (i) in violation of its Organizational Documents, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition

(“Default”) contained in any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement or instrument to which the Company or such subsidiary is a party or by which it may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each an “Existing Instrument”), or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its Properties, as applicable, except with respect to clauses (ii) and (iii), for such Defaults or violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Company’s and Operating Partnership’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Registration Statement and by the Prospectus (i) have been duly authorized by all requisite action and will not result in any Default under the Organizational Documents of the Company, the Operating Partnership or any of their respective subsidiaries, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of their subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except such consents as have been obtained by the Company or the Operating Partnership, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company, the Operating Partnership or any of their subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Operating Partnership or any of their subsidiaries or any of its or their properties, as applicable, except with respect to clauses (ii) and (iii), for such Defaults or violations as would not, individually or in the aggregate, have a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s or the Operating Partnership’s execution, delivery and performance of this Agreement or in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (A) the filing of a supplemental listing application with respect to the Shares by the Company with the NYSE, (B) such as have been obtained or made by the Company or the Operating Partnership and are in full force and effect (C) if required, under the Securities Act and applicable state securities or blue sky laws and (D) if required, from the Financial Industry Regulatory Authority, Inc. (“FINRA”).
(16)    No Material Actions or Proceedings. Except as otherwise disclosed in the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened, against or affecting the Company or the Operating Partnership or any of their respective subsidiaries, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Operating Partnership of their respective obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company, the Operating Partnership or any of their respective subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.
(17)    Labor Matters. No labor problem or dispute with the employees of the Company or any of its direct or indirect subsidiaries exists or to the Company’s knowledge is threatened or imminent that could have a Material Adverse Effect, and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its, the Operating Partnership’s or their subsidiaries’ principal contractors or tenants, that could have a Material Adverse Effect.
(18)    Intellectual Property Rights. The Company and its subsidiaries own, possess, license or have other rights to use, or can acquire on reasonable terms, such patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Registration Statement and the Prospectus to be conducted, except where the failure to own, possess, license or have other rights to use or acquire would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. Except as set forth in the Registration Statement and the Prospectus, (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company; (b) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any material Intellectual Property; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; and (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others.
(19)    All Necessary Permits, etc. Except as disclosed in the Registration Statement and the Prospectus, the Company and each subsidiary possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess any such licenses, certificates, authorizations or permits would not reasonably be expected to result in a Material Adverse Effect, and, to the Company’s knowledge, neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(20)    Title to Personal Property. The Company, the Operating Partnership and each of their respective subsidiaries has good title to all the personal property reflected as owned in the financial statements filed with the Commission as part of the Registration Statement and included in the Prospectus and the personal property described in the Registration Statement and the Prospectus as being owned by each of them, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except (i) as otherwise disclosed in the Registration Statement and the Prospectus or (ii) as would not reasonably be expected to result in a Material Adverse Effect. The personal property held under lease by the Company, the Operating Partnership or any subsidiary are held under valid and enforceable leases, with such exceptions as would not reasonably be expected to result in a Material Adverse Effect.
(21)    Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except (i) for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings, and (ii) where the failure to file such returns or pay such taxes, assessments, fines and penalties could not reasonably be expected to result in a Material Adverse Effect. The Company has made appropriate provisions in the Company’s financial statements filed with the Commission as part of the Registration Statement and included in the Prospectus in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its direct or indirect subsidiaries has not been finally determined, except to the extent of any inadequacy that could not reasonably be expected to result in a Material Adverse Effect.
(22)    Company Not an “Investment Company.” The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”). The Company is not, and after receipt of payment for the Securities and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Prospectus will not be required to be registered under the Investment Company Act.
(23)    Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses. All policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and, to the Company’s knowledge, neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.
(24)    No Restrictions on Dividends or Other Distributions. Except as otherwise disclosed in the Registration Statement and the Prospectus, the Operating Partnership is not currently prohibited, directly or indirectly, from paying any dividends or other distributions to the Company, from making any other distribution on the Operating Partnership’s equity interests, or from repaying to the Company any loans or advances from the Company, except as described in or contemplated by the Prospectus.
(25)    No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Shares or the OP Units to facilitate the sale or resale of the Securities.
(26)    Accuracy of Descriptions. The descriptions in the Registration Statement and the Prospectus, if any, of affiliate transactions, and contracts required to be described therein are true and correct in all material respects, and there are no affiliate transactions, contracts or other documents of a character required to be described in the Registration Statement and the Prospectus, if any, or to be filed as exhibits to the Registration Statement, which are not described or filed as required.
(27)    Internal Controls and Procedures. The Company maintains (i) effective internal control over financial reporting as defined in Rule 13a‑15 and Rule 15d‑15 under the Exchange Act and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(28)    No Material Weakness in Internal Controls. Except as disclosed in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(29)    Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a‑15 and Rule 15d‑15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a‑15 under the Exchange Act.
(30)    Equity Awards. With respect to the share options and equity-based awards (the “Equity Awards”) granted pursuant to the equity-based compensation plans of the Company and its subsidiaries (the “Company Share Plans”), (i) each Equity Award designated by the Company or the relevant subsidiary of the Company at the time of grant as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), so qualifies, (ii) each grant of an Equity Award was duly authorized no later than the date on which the grant of such Equity Award was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of trustees or a committee of the board of trustees of the Company or the relevant subsidiary of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Share Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, (iv) the per share exercise price of each Equity Award was equal to or greater than the fair market value of a Common Share on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with GAAP in the consolidated financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. Neither the Company nor any of its subsidiaries has knowingly granted, and there is no and has been no policy or practice of the Company or any of its subsidiaries of granting, Equity Awards prior to, or otherwise coordinating the grant of Equity Awards with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.
(31)    No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any trustee, director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
(32)    No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(33)    No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any trustee, director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(34)    Compliance with Environmental Laws. Except as otherwise disclosed in the Registration Statement and the Prospectus: (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) to the Company’s knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) neither the Company nor any of its subsidiaries is subject to any pending or, to the Company’s knowledge, threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $750,000 or more.
(35)    Periodic Review of Costs of Environmental Compliance. The Company has conducted a review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such identified associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.
(36)    ERISA Compliance. The Company and its subsidiaries are in compliance, in all material respects, with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA other than an event for which the notice requirements have been waived by regulations) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred or does not reasonably expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Code or Section 430 through 436 of the Code, including the regulations and published interpretations thereunder; and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that such plan is so qualified in all material respects and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where such non-compliance, reportable events, liabilities or failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year; (ii) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to its or their employment that would have a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that would have a Material Adverse Effect. The Company and its subsidiaries have not ever had any liability or obligation under any Plan or had any other liability or obligation under Title IV of ERISA or Sections 430 through 436 of the Code (or predecessor provisions of the Code) and none is reasonably expected. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA or Sections 430 through 436 of the Code (or predecessor provisions of the Code) with respect to which the Company or any of its subsidiaries may have any liability.
(37)    Brokers. Except for any discounts and commissions payable by the Company to Wunderlich Securities or one or more Alternative Placement Agents in connection with the offering of the Securities contemplated herein or pursuant to an Alternative Distribution Agreement or as otherwise disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company or the Operating Partnership any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.
(38)    No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or trustees of the Company or any of the members of any of their families, except as disclosed in the Registration Statement and the Prospectus.
(39)    Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company and any of the Company’s trustees or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
(40)    Lending Relationship. Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of Wunderlich Securities and (ii) does not intend to use any of the proceeds from the sale of the Common Shares hereunder to repay any outstanding debt owed to any affiliate of Wunderlich Securities.
(41)    Statistical and Market Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
(42)    Tenant Leases. Each of the leases pertaining to the Properties has been duly authorized by the Company, the Operating Partnership or one of the subsidiaries, as applicable, has been entered into in the ordinary course of business of such entity, is in full force and effect and is a valid, subsisting and enforceable agreement of the Company, the Operating Partnership or such subsidiary, as applicable, and, to the Company’s knowledge, each other party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally or general equitable principles. To the knowledge of the Company, no tenant of any portion of any of the Properties is in default under any of the leases governing such Properties and there is no event which, but for the passage of time or the giving of notice or both would constitute a default under any of such leases, except as described in the Registration Statement or such defaults that would not reasonably be expected to have a Material Adverse Effect.
(43)    Title to Real Property. The Company, the Operating Partnership and the subsidiaries have good and marketable title in fee simple to all Properties owned by them, in each case free and clear of all liens, claims, security interests, pledges, charges, encumbrances, encroachments, restrictions, mortgages and other defects, except (i) such as are disclosed in the Registration Statement and the Prospectus, (ii) such as are listed as an exception to any owner’s or leasehold title insurance policy with respect to such Property or otherwise set forth in any loan or financing documentation relating to such Property, in each case made available by the Company to Wunderlich Securities or its counsel, (iii) for the leasehold interests of the tenants or (iv) such as except as would not, individually or in the aggregate, have a Material Adverse Effect; any Properties leased by the Company, the Operating Partnership or any subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Registration Statement and the Prospectus, if any, or are not material and do not materially interfere with the use made or proposed to be made of such Property by the Company, the Operating Partnership or such subsidiary; the Company, the Operating Partnership or a subsidiary has obtained an owner’s title insurance policy, from a title insurance company licensed to issue such policy, on each Property that is owned by the Company, the Operating Partnership or a subsidiary that insures the Company’s, the Operating Partnership’s or the subsidiary’s fee interest in such Property, or a lender’s title insurance policy insuring the lien of its mortgage securing such Property with coverage equal to the maximum aggregate principal amount of any indebtedness held by the Company, the Operating Partnership or a subsidiary and secured by such Property.

(44)    Compliance with Real Estate Regulations. Each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects or, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a forfeiture or reversion of title, except where such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect; there is no pending, or to the knowledge of the Company and the Operating Partnership threatened, condemnation, zoning change or other similar proceeding or action that will in any material respect affect the size or use of, improvements on, or construction on or access to the Properties, except such zoning changes, proceedings or actions that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.
(45)    Mortgages. The mortgages and deeds of trust encumbering the Properties are not convertible into debt or equity securities of the Company or the Operating Partnership nor does the Company hold a participating interest therein and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company, the Operating Partnership or the subsidiaries.
(46)    REIT Status. The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code for each taxable year commencing with its taxable year ended December 31, 2003 and through its taxable year ended December 31, 2012, and its current and proposed method of operation as described in the Registration Statement and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2013 and thereafter; all statements in the Registration Statement and the Prospectus regarding the Company’s qualification and taxation as a REIT are correct in all material respects; except as described in the Registration Statement and the Prospectus, the Company does not know of any event that would cause or is likely to cause the Company to fail to qualify as a REIT under the Code for the taxable year ending December 31, 2013 or any time thereafter; each direct and indirect subsidiary of the Company has and will continue to qualify as a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code, a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code, or partnership or disregarded entity (rather than an association or partnership taxable as a corporation) within the meaning of Section 7701 of the Code and all applicable regulations under the Code.
(47)    Operating Partnership. The Operating Partnership has been and the Company does not know of any event that would cause or is likely to cause the Operating Partnership to cease being classified as a partnership for purposes of the Code and the Company does not know of any event that would cause or is likely to cause the Operating Partnership to be treated as a corporation, association taxable as a corporation or a publicly traded partnership.

(48)    Actively Traded Security. The Common Shares are an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
(49)    Proprietary Trading by Wunderlich Securities. The Company acknowledges and agrees that Wunderlich Securities has informed the Company that Wunderlich Securities may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Shares for its own account while this Agreement is in effect, and shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by Wunderlich Securities in the Placement Notice (as amended by the corresponding Acceptance, if applicable); provided, that no such purchase or sales shall take place while a Placement Notice is in effect (except (i) as agreed by Wunderlich Securities in the Placement Notice (as amended by the corresponding Acceptance, if applicable) or (ii) to the extent Wunderlich Securities may engage in sales of Placement Securities purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity).
(b)    Certificates. Any certificate signed by any officer of the Company or the Operating Partnership and delivered to Wunderlich Securities or to counsel for Wunderlich Securities shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to Wunderlich Securities as to the matters covered thereby.

SECTION 6.    Sale and Delivery to Wunderlich Securities; Settlement.

(a)    Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon Wunderlich Securities’ acceptance of the terms of a Placement Notice or upon receipt by Wunderlich Securities of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Wunderlich Securities, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company and the Operating Partnership acknowledges and agrees that (i) there can be no assurance that Wunderlich Securities will be successful in selling Placement Securities, (ii) Wunderlich Securities will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by Wunderlich Securities to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6 and (iii) Wunderlich Securities shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by Wunderlich Securities in the Placement Notice (as amended by the corresponding Acceptance, if applicable).
(b)    Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by Wunderlich Securities at which such Placement Securities were sold, after deduction for (i) Wunderlich Securities’ commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to Wunderlich Securities hereunder pursuant to Section 8(a) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.
(c)    Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting Wunderlich Securities’ or its designee’s account (provided Wunderlich Securities shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company (the “Custodian”) through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, Wunderlich Securities will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold Wunderlich Securities harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent and (ii) pay to Wunderlich Securities any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.
(d)    Denominations; Registration. Certificates for the Securities shall be in such denominations and registered in such names as Wunderlich Securities may request in writing at least one full business day before the Settlement Date. The certificates representing any certificated Securities will be made available for examination and packaging by Wunderlich Securities in The City of New York not later than noon (New York City time) on the business day prior to the Settlement Date. The Company shall deliver the Securities, if any, through the facilities of The Depository Trust Company unless Wunderlich Securities shall otherwise instruct.
(e)    Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Securities under this Agreement and each of the Alternative Distribution Agreements, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and(C) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of trustees or a duly authorized committee thereof and notified to Wunderlich Securities in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of trustees or a duly authorized committee thereof and notified to Wunderlich Securities in writing. Further, under no circumstances shall the aggregate offering price of Securities sold pursuant to this Agreement and the Alternative Distribution Agreements, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement and the Alternative Distribution Agreements, exceed the Maximum Amount.
(f)    Black-out Limitations. Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct Wunderlich Securities to offer or sell, any Securities through Wunderlich Securities as agent (and, by notice to Wunderlich Securities given by telephone (confirmed promptly by facsimile transmission, telecopy or email), shall cancel any instructions for any such offer or sale of any Securities prior to the commencement of the periods referenced below), and Wunderlich Securities shall not be obligated to make any such offer or sale of Securities, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 6(g) hereof, at any time from and including the date on which the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10‑Q or an Annual Report on Form 10‑K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.
(g)    Removal of Restrictions on Offers and Sales. If the Company wishes to offer or sell Securities to Wunderlich Securities as agent at any time during the period from and including an Earnings Announcement through and including the time that is 24 hours after the corresponding Filing Time, the Company shall first (i) prepare and deliver to Wunderlich Securities (with a copy to counsel to Wunderlich Securities) a Current Report on Form 8‑K that includes substantially the same financial and related information that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8‑K”), in form and substance reasonably satisfactory to Wunderlich Securities, and, prior to its filing, obtain the consent of Wunderlich Securities to such filing (which consent shall not be unreasonably withheld), (ii) provide Wunderlich Securities with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 7(o), (p) and (q), respectively, hereof, (iii) afford Wunderlich Securities the opportunity to conduct a due diligence review in accordance with Section 7(m) hereof prior to filing such Earnings 8‑K and (iv) file such Earnings 8‑K with the Commission. Upon satisfaction of the foregoing, the provision of clause (ii) of Section 6(f) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10‑Q or Annual Report on Form 10‑K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 6(f) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10‑Q or Annual Report on Form 10‑K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 7(o), (p) and (q), respectively, hereof, and (B) this Section 6(g) shall in no way affect or limit the operation of clause (i) of Section 6(f) hereof, which shall have independent application.
(h)    Limitation on Placement Agents. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Securities pursuant to this Agreement or the Alternative Distribution Agreements shall only be effected by or through only one of Wunderlich Securities or one of the Alternative Managers on any single given day, but in no event by more than one, and the Company shall in no event request that Wunderlich Securities and the Alternative Placement Agents sell Securities on the same day, subject to the exceptions set forth in Section 7(k) hereof.

SECTION 7.    Covenants of the Company and the Operating Partnership. Each of the Company and the Operating Partnership covenants with Wunderlich Securities as follows:

(a)    Registration Statement Amendments; Payment of Fees. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by Wunderlich Securities under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify Wunderlich Securities promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon Wunderlich Securities’ request, any amendments or supplements to the Registration Statement or Prospectus that, in Wunderlich Securities’ reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by Wunderlich Securities (provided, however, that the failure of Wunderlich Securities to make such request shall not relieve the Company of any obligation or liability hereunder, or affect Wunderlich Securities’ right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to Wunderlich Securities within a reasonable period of time before the filing and Wunderlich Securities has not reasonably objected thereto (provided, however, that the failure of Wunderlich Securities to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect Wunderlich Securities’ right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to Wunderlich Securities at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).
(b)    Notice of Commission Stop Orders. The Company will advise Wunderlich Securities, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.
(c)    Delivery of Registration Statement and Prospectus. The Company will furnish to Wunderlich Securities and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein, except for those documents available via EDGAR), in each case as soon as reasonably practicable and in such quantities and at such locations as Wunderlich Securities may from time to time reasonably request. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to Wunderlich Securities will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(d)    Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for Wunderlich Securities or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify Wunderlich Securities to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to Wunderlich Securities such number of copies of such amendment or supplement as Wunderlich Securities may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify Wunderlich Securities to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(e)    Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with Wunderlich Securities, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Wunderlich Securities may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement).
(f)    Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to Wunderlich Securities the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.
(g)    Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”
(h)    Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by Wunderlich Securities under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.
(i)    Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.
(j)    Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will use its best efforts to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k)    Notice of Other Sales. From the time the Company issues a Placement Notice until the settlement for sales of all Placement Securities remaining under such Placement Notice (as amended by the corresponding Acceptance, if applicable), the Company will not, without (i) giving Wunderlich Securities prior written notice as soon as reasonably practicable but in no event less than one (1) business day specifying the nature of the proposed sale and the date of such proposed sale and (ii) Wunderlich Securities suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by Wunderlich Securities in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Shares or securities convertible into or exchangeable or exercisable for or repayable with Common Shares, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Shares, or any securities convertible into or exchangeable or exercisable for or repayable with Common Shares, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (w) the Common Shares to be offered and sold through Wunderlich Securities or any Alternative Placement Agent pursuant to this Agreement or any Alternative Distribution Agreement, (x) Common Shares issuable pursuant to the Company’s dividend reinvestment plan as it may be amended or replaced from time to time, (y) equity incentive awards approved by the Company’s board of trustees or the compensation committee thereof or the issuance of Common Shares upon exercise thereof and (z) the issuance of Securities in connection with the conversion of OP Units.
(l)    Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise Wunderlich Securities promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to Wunderlich Securities pursuant to this Agreement.
(m)    Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by Wunderlich Securities or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as Wunderlich Securities may reasonably request.
(n)    Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10‑Q, in its annual report on Form 10‑K and/or in a Current Report on Form 8‑K, the number of Placement Securities sold through Wunderlich Securities and the Alternative Placement Agents pursuant to this Agreement and the Alternative Distribution Agreements and the net proceeds received by the Company with respect to such sales of Common Shares pursuant to the Agreement and the Alternative Distribution Agreements.

(o)    Representation Dates; Certificate. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement or any Alternative Distribution Agreement and:
(1)    each time the Company:
(i)    files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement (other than a prospectus supplement relating solely to an offering of securities other than the Placement Securities) or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities;
(ii)    files an annual report on Form 10‑K under the Exchange Act;
(iii)    files a quarterly report on Form 10‑Q under the Exchange Act; or
(iv)    files a current report on Form 8‑K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8‑K) under the Exchange Act; and
(2)    at any other time reasonably requested by Wunderlich Securities (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 7(o) shall be a “Representation Date”), the Company and the Operating Partnership shall furnish Wunderlich Securities with a certificate, in the form attached hereto as Exhibit F within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10‑K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide Wunderlich Securities with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or Wunderlich Securities sells any Placement Securities, the Company shall provide Wunderlich Securities with a certificate, in the form attached hereto as Exhibit F, dated the date of the Placement Notice.
(p)    Legal Opinions. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and, within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company shall cause to be furnished to Wunderlich Securities written opinions of Bass, Berry & Sims PLC and Venable LLP (together, “Company Counsel”), or other counsel satisfactory to Wunderlich Securities, in form and substance satisfactory to Wunderlich Securities and its counsel, dated the date that the opinions are required to be delivered, substantially similar to the form attached hereto as Exhibit E‑1, Exhibit E‑2 and Exhibit E‑3, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish Wunderlich Securities with a letter (a “Reliance Letter”) to the effect that Wunderlich Securities may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).
(q)    Comfort Letter. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included or incorporated by reference in the Registration Statement or the Prospectus) to furnish Wunderlich Securities letters (the “Comfort Letters”), dated the date of the Comfort Letter is delivered, in form and substance satisfactory to Wunderlich Securities, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.
(r)    Opinion of Counsel for Wunderlich Securities. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, Wunderlich Securities shall have received the favorable written opinion or opinions of Hunton & Williams LLP, counsel for Wunderlich Securities and the Alternative Placement Agents, dated such date, with respect to such matters as Wunderlich Securities may reasonably request.
(s)    Market Activities. Neither the Company nor the Operating Partnership will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than Wunderlich Securities; provided, however, that the Company may bid for and purchase its Common Shares in accordance with Rule 10b‑18 under the Exchange Act; and provided further, that no such bids or purchases shall be made by the Company during the three (3) Trading Days before or after any sale of any Securities pursuant to this Agreement.

(t)    Compliance with Laws. The Company and each of its subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.
(u)    Investment Company Act. Each of the Company and the Operating Partnership will conduct its affairs in such a manner so as to reasonably ensure that neither the Company, the Operating Partnership nor their respective subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.
(v)    Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.
(w)    No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and Wunderlich Securities in its capacity as principal or agent hereunder, the Company (including its agents and representatives, other than Wunderlich Securities in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by Wunderlich Securities as principal or agent hereunder.
(x)    Sarbanes-Oxley Act. The Company and its subsidiaries will use their best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.
(y)    Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Shares, it shall promptly notify Wunderlich Securities and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.
(z)    REIT Qualification. The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for the taxable year ending December 31, 2013 and will use its best efforts to continue to qualify for taxation as a REIT under the Code unless and until the board of trustees of the Company determines that it is no longer in the best interests of the Company to qualify as a REIT.

SECTION 8.    Payment of Expenses.

(a)    Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to Wunderlich Securities of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to Wunderlich Securities, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to Wunderlich Securities, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of a single counsel for Wunderlich Securities and the Alternative Placement Agents in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto (not to exceed $10,000), (vi) the printing and delivery to Wunderlich Securities of copies of any permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by Wunderlich Securities to investors, (vii) the preparation, printing and delivery to Wunderlich Securities of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of the Custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of a single counsel to Wunderlich Securities and the Alternative Placement Agents in connection with, the review by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE, and (xi) if Securities having an aggregate offering price of $10,000,000 or more have not been offered and sold under this Agreement and the Alternative Distribution Agreements in the aggregate by the twelve month anniversary of the date hereof (or such earlier date at which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse Wunderlich Securities for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel for Wunderlich Securities and the Alternative Placement Agents incurred by Wunderlich Securities and/or the Alternative Placement Agents in connection with the transactions contemplated by this Agreement (the “Wunderlich Expenses”, and together with the similar expenses incurred by the Alternative Placement Agents as defined in the Alternative Distribution Agreements, the “Expenses”) up to a maximum of $75,000 (the “Cap”) in the aggregate for all Expenses. The Expenses shall be due and payable by the Company to Wunderlich Securities within five (5) business days of the Determination Date.
(b)    Termination of Agreement. If this Agreement is terminated by Wunderlich Securities in accordance with the provisions of Section 9 or Section 13(a)(i) hereof, the Company shall reimburse Wunderlich Securities for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel for Wunderlich Securities and the Alternative Placement Agents up to the Cap in the aggregate for all Expenses, unless Securities having an aggregate offering price of $10,000,000 or more have been offered and sold under this Agreement and the Alternative Distribution Agreements, collectively, prior to the termination of this Agreement and each Alternative Distribution Agreement.

SECTION 9.    Conditions of Wunderlich Securities’ Obligations. The obligations of Wunderlich Securities hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company and the Operating Partnership contained in this Agreement or in certificates of any officer of the Company or the Operating Partnership delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)    Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (each as amended by a corresponding Acceptance, if applicable).
(b)    No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company, the Operating Partnership or any of their respective subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c)    No Misstatement or Material Omission. Wunderlich Securities shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Wunderlich Securities’ reasonable opinion is material, or omits to state a fact that in Wunderlich Securities’ reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)    Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.
(e)    Opinions of Counsel for Company. Wunderlich Securities shall have received the favorable opinions of Company Counsel, required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinions is required pursuant to Section 7(p).
(f)    Representation Certificate. Wunderlich Securities shall have received the certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).
(g)    Accountant’s Comfort Letter. Wunderlich Securities shall have received the Comfort Letter required to be delivered pursuant Section 7(q) on or before the date on which such delivery of such opinion is required pursuant to Section 7(q).
(h)    Approval for Listing. The Placement Securities shall either have been (i) approved for listing on NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on NYSE at, or prior to, the issuance of any Placement Notice.
(i)    No Suspension. Trading in the Securities shall not have been suspended on the NYSE.
(j)    Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for Wunderlich Securities shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.
(k)    Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.
(l)    Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by Wunderlich Securities by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12 and 22 hereof shall survive such termination and remain in full force and effect.

SECTION 10.    Indemnification.

(a)    Indemnification by the Company and the Operating Partnership. Each of the Company and the Operating Partnership agrees, jointly and severally, to indemnify and hold harmless Wunderlich Securities, its affiliates (as such term is defined in Rule 501(b) of the Securities Act), members, partners, directors and officers and each person, if any, who controls Wunderlich Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:
(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus, a “roadshow,” as defined in Rule 433 under the Securities Act, not constituting an Issuer Free Writing Prospectus, used in connection with the marketing of any offering of Securities, or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company; and
(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Wunderlich Securities), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by Wunderlich Securities expressly for use in the Registration Statement (or any amendment thereto), or in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto). For purposes of this Agreement, the only information so furnished is the Wunderlich Securities Information.
(b)    Indemnification by Wunderlich Securities. Wunderlich Securities agrees to indemnify and hold harmless the Company, its trustees, each of its officers who signed the

Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Wunderlich Securities Information.
(c)    Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to Wunderlich Securities and each person, if any, who controls Wunderlich Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by Wunderlich Securities; and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for Wunderlich Securities and each person, if any, who controls Wunderlich Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)    Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 11.    Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and Wunderlich Securities on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of Wunderlich Securities on the other hand in connection with the statements or omissions.

The relative benefits received by the Company and the Operating Partnership on the one hand and Wunderlich Securities on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company on the one hand and the total commissions received by Wunderlich Securities on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on such cover.
The relative fault of the Company and the Operating Partnership on the one hand and Wunderlich Securities on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership or by Wunderlich Securities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company, the Operating Partnership and Wunderlich Securities agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 11, Wunderlich Securities shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by it hereunder exceeds the amount of any damages which Wunderlich Securities has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 11, each person, if any, who controls Wunderlich Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as Wunderlich Securities, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company and the Operating Partnership.

SECTION 12.    Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Wunderlich Securities or controlling person, or by or on behalf of the Company or the Operating Partnership, and shall survive delivery of the Securities to Wunderlich Securities.

SECTION 13.    Termination of Agreement.

(a)    Termination; General. Wunderlich Securities may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Wunderlich Securities, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in the Placement Securities has been suspended or limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE MKT LLC, the NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)    Termination by the Company. The Company shall have the right, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.
(c)    Termination by Wunderlich Securities. Wunderlich Securities shall have the right, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.
(d)    Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Securities through Wunderlich Securities or the Alternative Placement Agents on the terms and subject to the conditions set forth herein and in the Alternative Distribution Agreements with an aggregate sale price equal to the Maximum Amount.
(e)    Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Section 9(l) or Sections 13(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties.
(f)    Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Wunderlich Securities or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.
(g)    Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 12, and Section 22 hereof shall survive such termination and remain in full force and effect.

SECTION 14.    Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Wunderlich Securities shall be directed to Wunderlich Securities at Wunderlich Securities, Inc., 6000 Poplar Avenue, Suite 150, Memphis, Tennessee 38119, with copy to Hunton & Williams LLP, 600 Peachtree Street, N.E., Suite 4100, Atlanta, Georgia 30308, Attention of Trevor K. Ross; notices to the Company shall be directed to it at 2600 South Gessner, Suite 500, Houston, Texas 77063, fax no. (713)465-8847, Attention of David K. Holeman, with a copy to Bass, Berry & Sims PLC, 100 Peabody Place, Suite 900, Memphis, Tennessee 38103, fax no. (888) 543-4644, Attention of John A. Good and Samantha S. Gallagher.

SECTION 15.    Parties. This Agreement shall inure to the benefit of and be binding upon Wunderlich Securities, the Company, the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Wunderlich Securities, the Company, the Operating

Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Wunderlich Securities, the Company, the Operating Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from Wunderlich Securities shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.    Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

SECTION 17.    Governing Law and Time. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS (OTHER THAN SECTION 5‑1401 OF THE NEW YORK GENERAL OBLIGATIONS) SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18.    Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 19.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission.

SECTION 20.    Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means the time of each sale of any Securities or any securities pursuant to this Agreement.
“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit G hereto, in each case in the form furnished (electronically or otherwise) to Wunderlich Securities for use in connection with the offering of the Securities.

“NYSE” means the New York Stock Exchange.
“Organizational Documents” means (a) in the case of a corporation, its charter and by laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its declaration of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.
“Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B,” “Rule 433” and “Rule 462(b)” refer to such rules under the Securities Act.
All references in this Agreement to financial statements and schedules, statistical and market-related data and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules, statistical and market-related data and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.
All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by Wunderlich Securities outside of the United States.

SECTION 21.    Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of Wunderlich Securities, and Wunderlich Securities represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by Wunderlich Securities or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit G hereto are Permitted Free Writing Prospectuses.

SECTION 22.    Absence of Fiduciary Relationship. Each of the Company and the Operating Partnership, severally and not jointly, acknowledges and agrees that:

(a)    Wunderlich Securities is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company, the Operating Partnership or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and Wunderlich Securities, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not Wunderlich Securities has advised or is advising the Company and/or the Operating Partnership on other matters, and Wunderlich Securities has no obligation to the Company or the Operating Partnership with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;
(b)    the public offering price of the Securities set forth in this Agreement was not established by Wunderlich Securities;
(c)    it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;
(d)    Wunderlich Securities has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;
(e)    it is aware that Wunderlich Securities and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Operating Partnership and Wunderlich Securities has no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship or otherwise; and
(f)    it waives, to the fullest extent permitted by law, any claims it may have against Wunderlich Securities for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that Wunderlich Securities shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company or the Operating Partnership, or employees or creditors of the Company or the Operating Partnership.
[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between Wunderlich Securities and the Company in accordance with its terms.
Very truly yours,
WHITESTONE REIT

By:        /s/ David K. Holeman
Name: David K. Holeman
Title: Chief Financial Officer

WHITESTONE REIT OPERATING PARTNERSHIP, L.P.

By:    Whitestone REIT,
its General Partner

By:        /s/ David K. Holeman
Name: David K. Holeman
Title: Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first above written:
WUNDERLICH SECURITIES, INC.
By /s/ Martin Gaia
Authorized Signatory